FORBEARANCE AND OVERADVANCE AGREEMENT

            This Forbearance and Overadvance Agreement (the "Agreement") is entered into and is effective as of the 20th day of July, 1999, by and among TEARDROP GOLF COMPANY ("TearDrop"), TOMMY ARMOUR GOLF COMPANY ("Armour"), RAM GOLF CORPORATION (formerly known as TearDrop Ram Golf Company) ("Ram"), TEARDROP ACQUISITION CORP. ("Acquisition"; TearDrop, Armour, Ram and Acquisition shall be referred to individually herein as a "Borrower" and collectively as "Borrowers") and FIRST UNION NATIONAL BANK (successor by merger to CORESTATES BANK, N.A.) ("Lender").

                              W I T N E S S E T H:

            WHEREAS, Borrowers and the Lender are parties to that certain Loan and Security Agreement dated as of November 10, 1997, (as the same has been or may hereafter be amended, restated, supplemented, extended or otherwise modified, the "Loan Agreement"), the terms and provisions of which are incorporated by reference herein; and

            WHEREAS, the Loan Agreement contemplates that Lender may from time to time extend the Revolving Credit and other credit accommodations to the Borrowers in an amount up to a limit provided in the Loan Agreement; and

            WHEREAS, Lender recently became aware that the aggregate amount of indebtedness that has been extended to the Borrowers and is currently outstanding exceeds the Borrowing Base; and

            WHEREAS, per the terms of the Loan Agreement, the entire amount of this excess indebtedness is immediately due and payable and Lender has no obligation to make any additional loans to Borrowers;

            WHEREAS, Borrowers have asked Lender to forbear from taking enforcement actions and to extend to Borrowers additional loans to Borrowers, notwithstanding the Overadvance (defined below) and the Existing Defaults (defined below), to afford the Borrowers an opportunity to repay the Overadvance and cure the Existing Defaults; and

            WHEREAS, pursuant to a fifth amendment to the Loan Agreement of even date herewith, Lender has appointed Congress Financial Corporation (Central) as Lender's servicing agent, and has authorized Congress to represent the interests of Lender and to take such actions on behalf of Lender with respect to the Loan Agreement as Lender and Congress may from time to time agree and Borrower has agreed to such provisions and has agreed to a reduction in the maximum credit under the Loan Agreement to $20,000,000 by October 10, 1999.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

1.1 Terms used but not defined herein shall have the meanings attributed thereto in the Loan Agreement.

1.2 As used herein, the following terms shall have the meanings set forth below:

            "Fifth Amendment" means that certain Fifth Amendment to Loan and Security Agreement of even date herewith.

            "Forbearance Default" means (a) the occurrence of any Default or Event of Default other than the Existing Defaults, (b) failure of the Borrowers to timely comply with any term, condition or covenant set forth in this Agreement or the Loan Agreement, (c) a cessation or substantial reduction in the operations of any Borrower inconsistent with the normal course of business (over the last twelve months of business) that continues for more than one business day, or (d) if any representation made by the Borrowers under or in connection with this Agreement shall prove to be materially false as of the date when made.

            "Forbearance Period" means the period of time from the effective date of this Agreement until the occurrence of a Termination Event.

            "Overadvance" means, at any given time, the amount by which the aggregate Advances exceed the Borrowing Base.

1.3 The following terms shall have the meanings defined for such terms in the Sections or documents set forth below:

            Term                        Section
            ----                        -------
            Additional Overadvances     4.1
            Agreement                   Preamble
            Borrowers                   Preamble
            Borrower/Lender Documents   10.2
            Claims                      7
            Existing Overadvance        2.2
            Forbearance Budget          4.2
            Lender                      Preamble
            Lender Releasees            7
            Lissner                     6.3
            Loan Agreement              Recitals
            Termination Event           3

2. Confirmation by Borrowers of Liabilities, Existing Overadvance and Existing Defaults.

2.1 Borrowers acknowledge and agree that as of July 8, 1999, the aggregate amount of all of the outstanding Advances under the Loan Agreement included at least the following amounts:


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

            Prime Rate Tranche                        $24,367,099.48
                                                      --------------
            LIBOR Tranches                            $       -0-
                                                      --------------
            Letter of Credit Liability                $   150,000.00
                                                      --------------

            Total outstanding Liabilities             $24,517,099.48
                                                      --------------

The foregoing amounts do not include all of the interest and fees to which Lender is entitled. The Liabilities listed above are due and owing, and no Borrower has any right of offset, defense, or counterclaim with respect to such Liabilities.

2.2 Borrowers acknowledge and agree that the amount by which the aggregate Advances as of July 8, 1999 exceed the Borrowing Base is at least $2,106,393.00 as of July 8, 1999 (the "Existing Overadvance").

2.3 Borrowers agree and acknowledge that certain material Events of Default have occurred and are continuing because of (i) Borrowers' failure to timely deliver the reports required to be delivered pursuant to Section 6.2(A)(3) of the Loan Agreement for the months of March and April, 1999, and the expiration of the cure period for such delivery that is provided under Section 7.1(I) of the Loan Agreement, (ii) Borrowers' failure to repay the amount of the Existing Overadvance as required by Section 2.1(A) of the Loan Agreement, and (iii) Borrowers' failure to have net income of at least $2,000,000 for the six-month period ending June 30, 1999, as required by Section 6.5 of the Loan Agreement. The foregoing Events of Defaults are referred to herein as the "Existing Defaults."

2.4 The Existing Overadvance and the Existing Defaults (i) relieve Lender from any obligation to make Advances or other financial accommodations under the Loan Agreement, and (ii) permit the Lender, in its sole discretion, to, among other things, (A) terminate any commitment to make further loans or other financial accommodations under the Loan Agreement, (B) declare all Liabilities to be immediately due and payable without setoff, counterclaim or defenses and without notice or demand, (C) commence legal action with respect to the Borrowers and/or the Collateral, and/or (D) appropriate, setoff and apply to the payment of any or all of the Liabilities, any or all of the Collateral.

3. Forbearance.

            All rights and remedies of Lender in connection with the Existing Overadvance and the Existing Defaults are reserved, but, except as otherwise specifically provided herein, Lender agrees to forbear from exercising its rights and remedies that arise solely as a result thereof until the earlier to occur of (each of (i) and (ii) is referred to herein as a "Termination Event"):
(i) October 10, 1999 or any later date to which the Forbearance Period is extended, or (ii) any Forbearance Default. Upon a Termination Event, Lender's agreement hereunder to forbear from exercising its rights or remedies shall immediately terminate, without the requirement of any demand, presentment, protest or notice of any kind, all of which Borrowers waive, and Lender may at any time thereafter proceed to exercise any and all of its rights and remedies, including without limitation, its rights and remedies in connection with the Existing


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

Defaults, any Forbearance Default, and any Overadvance then outstanding, all of which are reserved. Any agreement by Lender to extend the Forbearance Period must be set forth in writing and signed by an officer of Lender or Congress. Borrowers acknowledge that Lender has made no assurances to Borrowers concerning the likelihood of an extension of the Forbearance Period.

4. Additional Overadvances.

4.1 Lender agrees that in reliance on and as consideration for the representations, warranties, covenants and agreements of Borrowers hereunder, including the release contained in Section 7 hereof, the Lender will, upon satisfaction of the conditions precedent contained in Section 9, loan to Borrowers on a discretionary basis additional Advances (the "Additional Overadvances") on or after the date of this Agreement in accordance with Section 4.2, subject to the terms and conditions of this Agreement and the Loan Agreement. The Additional Overadvances will be governed by the terms of the Loan Agreement except as provided otherwise herein. All Liabilities, including the Additional Overadvances, will be immediately due and payable, without notice or demand, upon the occurrence of a Termination Event. Borrowers further agree and acknowledge that neither the making of any Additional Overadvances, nor any other action taken by the Lender herein or prior to the date hereof, shall: (x) create any obligation to make any further Advances or to continue to defer enforcement action other than as specified in this Agreement, (y) constitute a waiver or modification of any term or condition of the Loan Documents, or (z) constitute a waiver of any Event of Default, any Forbearance Default, any unsatisfied condition precedent or otherwise prejudice any rights or remedies which the Lender now has or may have in the future under any of the Loan Documents, applicable law or otherwise, including, without limitation, all rights and remedies in connection with the Existing Defaults. Nothing contained herein shall in any way be deemed to limit or prevent the Lender from, upon the occurrence of a Termination Event, accelerating the Liabilities, terminating the commitments, commencing any action or actions to collect the Liabilities, foreclosing or otherwise realizing on the Collateral, or taking any other enforcement action against Borrowers. Without limiting the generality of the foregoing, subject only to Lender's agreement to forbear during the Forbearance Period, the Lender expressly reserves all rights and remedies which the Lender now has or may have in the future under any of the Loan Documents, applicable law or otherwise, including, without limitation, all rights and remedies in connection with the Existing Defaults and the Existing Overadvance.

4.2 The Lender agrees to loan to the Borrowers Additional Overadvances during the Forbearance Period on a discretionary basis, provided that such Additional Overadvances shall not cause the aggregate amount of any Overadvance that would exist upon the making of such Additional Overadvance to exceed the amounts shown for each period in the last column (titled "BB excess of Loan") ("Budgeted Overadvance") of the borrowing base analysis ("Forbearance Budget") attached as Exhibit "A" hereto by (i) more than $360,000 through August 5, 1999, and (ii) more than $300,000 from and after August 6, 1999. For purposes of this Section 4.2, the Budgeted Overadvance during any day of each calendar week shall be the amount of the Budgeted Overadvance as of the immediately preceding Friday. The Forbearance Budget is


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

attached solely for purposes of this Section 4.2, and nothing therein constitutes any commitment by Lender.

4.3 The Borrowers agree and acknowledge that the Additional Overadvances shall be Revolving Credit and shall constitute Advances and Liabilities under the Loan Agreement, shall be secured by the Collateral, and shall be subject to the terms and conditions of the Loan Agreement, unless such terms and conditions conflict with the terms and conditions of this Agreement, in which case this Agreement shall control.

5. Conditional Waiver of Default Interest Rate; No Additional LIBOR Tranches.

5.1 The Borrowers agree and acknowledge that the Lender is entitled to collect interest on the Revolving Credit at the Default Rate as specified in Section 2.5(B) of the Loan Agreement.

5.2 The Lender agrees that, provided that no Forbearance Default occurs, the Lender waives its right to charge interest on the Liabilities at the Default Rate during the Forbearance Period; after the end of the Forbearance Period, if Borrower is then in default of the Loan Agreement, interest shall thereafter accrue at the Default Rate without further notice and shall be due and payable on demand.

5.3 From and after the date of this Agreement, unless Lender otherwise agrees, Borrowers shall not request any Advances that would constitute LIBOR Tranches or seek to convert Prime Rate Tranches into LIBOR Tranches, and Lender shall have no obligation to provide any additional LIBOR Tranches.

5.4 Borrowers acknowledge that the non-default interest rate has been modified pursuant to the Fifth Amendment.

6. Covenants

            In consideration of the Additional Overadvances and Lender's agreement to forbear herein contained, the Borrowers covenant and agree with Lender as follows:

6.1 Borrowers have retained Ozer Group LLC ("Ozer") to provide a written valuation, determined on an orderly liquidation basis, of all of Borrowers' inventory (the "Ozer Appraisal"). Borrowers agree to cause Ozer to simultaneously deliver a copy of the Ozer Appraisal (and any preliminary drafts thereof) to Lender and Congress substantially contemporaneously with the delivery thereof to Borrowers and in any event by July 26, 1999. Borrowers hereby irrevocably authorize Lender, Congress, and Ozer to communicate freely with one another, with the participation of any representative of any of Borrowers, concerning the Ozer Appraisal.

6.2 Borrowers shall by July 26, 1999 retain an appraiser reasonably acceptable to Lender and Congress ("Appraiser") to provide a written valuation of certain of Borrowers' General Intangibles (the "Appraisal"). Borrowers agree to cause the Appraiser to simultaneously deliver a copy of the Appraisal (and any preliminary drafts thereof) to Lender and Congress substantially contemporaneously with the delivery thereof to Borrowers and in any event by August 26, 1999.


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

Borrowers hereby irrevocably authorize Lender, Congress, and the Appraiser to communicate freely with one another, with the participation of any representative of any of Borrowers, concerning the Appraisal.

6.3 Borrowers acknowledge that Lender and Congress have retained Lissner Associates, Ltd. ("Lissner") to assist Lender and Congress with their analysis of Borrowers' operations and financial condition, as well as Borrowers' compliance with this Agreement and the Loan Agreement. Borrowers agree to afford representatives of Lissner with complete access to Borrowers' Books and Records and facilities upon reasonable notice and during Borrowers' regular business hours. Borrowers agree that in no event shall Lissner be called upon by Borrowers to provide input on any operational decisions of any of Borrowers. Borrowers agree to reimburse Lender for any reasonable fees and expenses incurred by Lissner in connection with this engagement.

6.4 Borrower acknowledges and reaffirms its obligations under Sections 3.7 (The Cash Collateral Account) and 6.27 (Primary Operating Accounts; Cash Management Services) of the Loan Agreement. Borrowers acknowledge and agree that, as a result of the Existing Defaults, Borrowers shall no longer have any right to request Lender to withdraw funds from the Cash Collateral Account and to transfer them to the Operating Account as provided in Section 3.7 of the Loan Agreement. Borrowers covenant not to take any action to cause any customer of Borrowers that presently makes payments to the Cash Collateral Account to make or send payments elsewhere. Except as provided in the last sentence of this Section, Borrowers shall deposit all payments received by Borrowers of any sort, including Account payments, into the Cash Collateral Account within two Business Days after receipt by Borrower. Borrower confirms that the Cash Collateral Account is First Union account number 2014194565380, which account is under the exclusive dominion and control of Lender and is subject to a security interest and right of setoff in favor of Lender. Except for the existing accounts of Borrower set forth on Exhibit B attached hereto, Borrower shall not maintain any cash accounts at any institution other than Lender prior to repayment in full of the Advances. Notwithstanding the foregoing, Borrowers may continue to maintain the accounts listed on Exhibit "B" hereto, provided that Borrowers shall not cause any funds to be deposited into such accounts other than in the ordinary course of business consistent with Borrowers' past practices with respect to such accounts.

6.5 Borrowers shall provide Congress and Lender with copies of any bank statements received by Borrowers with respect to the accounts listed on Exhibit "B" for all periods after May 31, 1999. Copies of such statements shall be sent to Congress and Lender promptly upon their receipt by Borrowers.

7. Release of Lender

            In consideration of, among other things, the forbearance provided for herein and any other financial accommodations which Lender elects to extend to Borrowers, Borrowers forever waive, release and discharge any and all claims (including, without limitation, cross-claims, counterclaims, rights of setoff and recoupment), causes of action, demands, suits, costs,


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

expenses and damages that any of them now have or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing, whether arising at law or in equity that arise under or relate to any of the Loan Documents or this Agreement or any Person's rights or obligations thereunder or hereunder (collectively, "Claims"), against Lender, any of its respective subsidiaries and affiliates, and its and their respective successors, assigns, officers, directors, employees, agents, attorneys and other representatives (collectively, the "Lender Releasees"), based in whole or in part on facts, whether or not known, existing on or prior to the date of this Agreement. The receipt by any Borrower of any Advances or other financial accommodations made by Lender after the date hereof shall constitute a ratification, adoption and confirmation by Borrowers of the foregoing general release of all Claims against any Lender Releasee which are based in whole or in part on facts, whether or not now known or unknown, existing on or prior to the date of receipt on any such Advances or other financial accommodations. The provisions of this Section shall survive the termination of this Agreement and the Loan Agreement and payment in full of the Liabilities.

8. Representations and Warranties.

            Borrowers represent and warrant to the Lender as of the date hereof that:

8.1 there are no other Events of Default under the Loan Agreement except for the Existing Events of Default; and

8.2 Borrowers have full power, authority and legal right to enter into this Agreement, and this Agreement has been duly authorized by the Borrowers' Boards of Directors; and

8.3 the Loan Documents constitute the legal, valid and binding obligations of the Borrowers and are enforceable against the Borrowers in accordance with their respective terms; and

8.4 to the best of Borrower's knowledge, (i) the Lender's security interests in the Collateral continue to be valid, binding and enforceable first priority liens which secure the Liabilities, and (ii) no tax or judgment liens are currently of record against any Borrower; and

8.5 except for the Existing Defaults, each of the representations, warranties, covenants and agreements of the Borrowers set forth in the Loan Agreement, as same have been updated in prior amendments to the Loan Agreement and as further updated on Schedule 1 hereto, is reaffirmed with the same force and effect as if each were separately stated herein and made as of the date hereof; and

8.6 Borrowers do not maintain any cash accounts or cash deposits other than in
(i) accounts maintained at Lender and (ii) those accounts set forth on Exhibit B attached hereto.

9. Conditions Precedent.

            As conditions precedent to the effectiveness and validity of this Agreement, Borrowers will:


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

9.1 deliver to Lender a fully executed copy of this Agreement and the Fifth Amendment;

9.2 deliver to Lender valid resolutions of the Boards of Directors of each Borrower authorizing the execution and delivery of this Agreement and the Fifth Amendment; and

10. General Provisions.

10.1 Accuracy of Recitals. The recitals to this Agreement are true and correct.

10.2 Integration; Amendment; Waivers. This Agreement, the Fifth Amendment, the Loan Documents, and the other written agreements, instruments and documents entered into in connection therewith (collectively, the "Borrower/Lender Documents") set forth in full the terms of agreement among the parties and are intended as the full, complete and exclusive contract governing the relationship among the parties, superseding all other discussions, promises, representations, warranties, agreements and understandings between the parties with respect thereto. No term of the Borrower/Lender Documents may be modified or amended, nor may any rights thereunder be waived, except in a writing signed by the party against whom enforcement of the modification, amendment or waiver is sought. Any waiver of any condition in, or breach of, any of the foregoing in a particular instance shall not operate as a waiver of other or subsequent conditions or breaches of the same or a different kind. Lender's exercise or failure to exercise any rights under any of the foregoing in a particular instance shall not operate as a waiver of its right to exercise the same or different rights in instances. Except as expressly provided to the contrary in this Agreement, or in another written agreement between the parties, all the terms, conditions and provisions of the Borrower/Lender Documents shall continue in full force and effect. With respect to any description herein of the rights and remedies of Lender or Liabilities of the Borrowers which also exist under the terms of the other Borrower/Lender Documents, the fact that this Agreement may omit or contain a different description of any rights, remedies and Liabilities shall not be deemed to limit any of such rights, remedies and Liabilities contained in the other Borrower/Lender Documents.

10.3 Payment of Expenses. Borrowers acknowledge and reaffirm their obligation under Section 8.4 of the Loan Agreement to, among other things, pay all costs and expenses of Lender in connection with the administration of the Loan Documents and the enforcement thereof, including all reasonable fees and expenses incurred in conjunction with the preparation and enforcement of this Agreement. Borrowers acknowledge that Lender has appointed Congress as Lender's servicing agent, and agree that all costs and expenses (including reasonable fees and out-of-pocket expenses of legal counsel and Lissner) incurred by Congress in connection with this Agreement or with any Loan Document shall be recoverable by Lender, and payable by Borrowers, as provided in Section 8.4 of the Loan Agreement to the same extent as any expenses incurred directly by Lender.

10.4 No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

10.5 Counterparts. This Agreement may be executed in any number of counterparts, which together shall constitute one and the same agreement.


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

10.6 Time of Essence. Time is of the essence in the payment and performance of each of the obligations of the Borrowers and with respect to all conditions to be satisfied by the Borrowers.

10.7 Construction; Voluntary Agreement; Representation by Counsel. This Agreement has been prepared through the joint efforts of both of the parties. Neither its provisions nor any alleged ambiguity shall be interpreted or resolved against any party on the ground that such party's counsel drafted this Agreement. Each of the parties hereto represents and declares that such party has carefully read this Agreement and that such party knows the contents thereof and signs the same freely and voluntarily. The parties hereto acknowledge that they have been represented in negotiations for and preparation of this Agreement by legal counsel of their own choosing, and that each of them has read the same and had its contents fully explained by such counsel and is fully aware of its contents and legal effect.

10.8 Governing Law. This Agreement shall be governed by the laws of the State of New Jersey.

10.9 Further Assurances. Borrowers agree to take all further actions and execute all further documents as Lender may from time to time reasonably request to carry out the transactions contemplated by this Agreement.

10.10 Notices. All notices, requests and demands to or upon the respective parties hereto shall be given in accordance with Section 8.2 of the Loan Agreement.

10.11 Acceptance of Facsimile Signatures. The parties agree that this Agreement will be considered signed when the signature of a party is delivered by facsimile transmission. Such facsimile signature shall be treated in all respects as having the same effect as an original signature.

10.12 Mutual Waiver of Right to Jury Trial. LENDER AND BORROWERS WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (I) THIS AGREEMENT, OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS REFERRED TO HEREIN; OR (II) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN OR AMONG THEM; OR (III) ANY CONDUCT, ACTS OR OMISSIONS OF CONGRESS OR BORROWERS OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH THEM; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.


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

            IN WITNESS WHEREOF, each of the parties have caused this Agreement to be executed and delivered by its duly authorized officer or agent as of the date first above written.

                                          Borrowers:

                                          TEARDROP GOLF COMPANY

                                          By: /s/ Rudy Slucker
                                             ----------------------------------
                                             Name: Rudy Slucker
                                             Title: President


                                          TOMMY ARMOUR GOLF COMPANY

                                          By: /s/ Rudy Slucker
                                             ----------------------------------
                                             Name: Rudy Slucker
                                             Title: President


                                          RAM GOLF CORPORATION (formerly
                                          known as TearDrop Ram Golf Company)

                                          By: /s/ Rudy Slucker
                                             ----------------------------------
                                             Name: Rudy Slucker
                                             Title: President


                                          TEARDROP ACQUISITION CORP.

                                          By: /s/ Rudy Slucker
                                             ----------------------------------
                                             Name: Rudy Slucker
                                             Title: President


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

                                          Lender:


                                          FIRST UNION NATIONAL BANK
                                          (successor by merger to CORESTATES
                                          BANK, N.A.)

                                          By:   CONGRESS FINANCIAL
                                                CORPORATION (CENTRAL), as
                                                Servicing Agent

                                                By: /s/ William H. Bloom
                                                -------------------------------
                                                Name: William H. Bloom
                                                Title: Exec. Vice President

EXHIBITS AND SCHEDULES

Exhibit A - Forbearance Budget
Exhibit B - Existing Accounts
Schedule 1 - Updated Representations and Warranties


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